UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

1601 N.W. Expressway, Suite 1600 Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 753-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01—Completion of Acquisition or Disposition of Assets
     On November 29, 2007, SandRidge Energy, Inc. (the “Company”), pursuant to a letter agreement dated September 21, 2007, completed its acquisition of certain natural gas and oil interests from entities controlled by N. Malone Mitchell, 3rd, a former officer and director of the Company, for a cash purchase price of $32 million. The Company used available cash to fund the purchase price. The natural gas and oil interests include all of Mr. Mitchell’s and his affiliates’ interests in wells and leasehold acreage owned or operated by the Company or its affiliates, including interests owned through the Company’s Well Participation Program.
     The board of directors obtained a fairness opinion from an investment banking firm in connection with this transaction. The disinterested members of the Company’s board of directors determined that the transactions contemplated by the letter agreement were on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction on an arms-length basis from a party that is not an affiliate of the Company and were fair to the Company from a financial point of view.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: November 30, 2007	By:	/s/ V. Bruce Thompson
V. Bruce Thompson
Senior Vice President—Legal and General Counsel